Exhibit 99.1

Unaudited Pro Forma Financial Information as of and for the

year ended December 31, 2012

Introduction to Unaudited Pro Forma Consolidated Financial Statements

On April 25, 2013, the Apricus Biosciences, Inc. (“Apricus Bio” or the “Company”) subsidiaries: Finesco SAS, its French holding company and Scomedica SAS, its French sales company entered into a judicial liquidation procedure as a result of a decrease in the unit’s operating performance resulting from recently enacted pricing policies affecting drug reimbursement in France, the subsequent related loss or interruption of certain contract sales agreements and in this context, the Company’s strategic decision to cease financing its French subsidiaries. NexMed Pharma SAS, Apricus Bio’s French subsidiary and marketing company, remains in bankruptcy reorganization and has not entered into judicial liquidation. As a result of the conversion of the bankruptcy reorganization into a liquidation process for Finesco SAS and Scomedica SAS and the NexMed Pharma SAS bankruptcy reorganization, the Company has determined that the three French subsidiaries will be deconsolidated from the Company’s financial statements. Although NexMed Pharma has not entered the bankruptcy liquidation procedure, it is being deconsolidated in connection with the bankruptcy liquidation process underway for Finesco SAS and Scomedica SAS because NexMed Pharma SAS does not have the ability to operate independent of the entities in liquidation and its operations are not material. The three subsidiaries Finesco SAS, Scomedica SAS and NexMed Pharma SAS will be referred to as the “French Subsidiaries”. In connection with the deconsolidation, the Company is filing herewith certain pro forma financial information.

The pro forma adjustments represent, in the opinion of management, all adjustments necessary to present the pro forma results of operations and financial position in accordance with Article 11 of Securities Exchange Commission Regulation S-X and are based upon available information and certain assumptions considered reasonable under the circumstances.

The unaudited pro forma consolidated financial statements should be read in conjunction with Apricus Bio’s consolidated financial statements and notes thereto included in Apricus Bio’s Annual Report on Form 10-K for the period ended December 31, 2012.

The unaudited pro forma consolidated financial information is for informational purposes only and may not necessarily be indicative of Apricus Bio’s results of operations of financial position for any future period or date. The pro forma adjustments are based on available information and certain assumptions that Apricus Bio believes are reasonable under the circumstances. The actual amounts could differ.

Notes to Pro forma Consolidated Financial Statements

Basis of Presentation

The unaudited pro forma consolidated financial statements present financial information for Apricus Bio giving effect to the deconsolidation of its French Subsidiaries. The French Subsidiaries entered into a judicial liquidation procedure as a result of a decrease in the unit’s operating performance resulting from recently enacted pricing policies affecting drug reimbursement in France, the subsequent related loss or interruption of certain contract sales agreements and in this context, the Company’s strategic decision to cease financing the French Subsidiaries.

The unaudited pro forma consolidated balance sheet as of December 31, 2012 is presented as if the transaction had occurred as of that date. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2012 is presented as if the transaction had occurred as of January 1, 2012.

Unaudited Pro Forma Consolidated Financial Adjustments:

A.	This pro forma adjustment eliminates the cash balance of the French Subsidiaries. The cash balance reflects the net cash position after removing expenses paid by Apricus Bio on behalf of the French Subsidiaries.

B.	This pro forma adjustment eliminates the carrying value of the assets and liabilities at December 31, 2012 of the French Subsidiaries.

C.	This pro forma adjustment eliminates the common stock and related capital in excess of par value from the acquisition of the French Subsidiaries.

D.	This pro forma adjustment relates to the foreign currency translation.

E.	This pro forma adjustment reflects the expenses incurred as a result of the acquisition transaction, net of other income and expense removed as a result of the deconsolidation.

F.	These pro forma adjustments reflect the elimination of revenues generated by the French Subsidiaries.

G.	These pro forma adjustments reflect the elimination of cost of product and cost of service revenue, associated with the French Subsidiaries.

H.	This pro forma adjustment reflects the elimination of general and administrative expense of the French Subsidiaries. This adjustment includes expenses in the amount of $0.7 million for legal and professional fees incurred by Apricus Bio associated with the acquisition transaction.

I.	This pro forma adjustment reflects the elimination of the write-off of good will associated with the French Subsidiaries.

J.	This pro forma adjustment reflects the elimination of interest income earned by the French Subsidiaries.

K.	These pro forma adjustments reflect the elimination of sublease income earned by the French Subsidiaries.

L.	This pro forma adjustment reflects the elimination of income tax expense generated by the French Subsidiaries.

M.	This pro forma adjustment reflects the elimination of realized foreign currency translation gains and losses by the French Subsidiaries.

Apricus Biosciences, Inc. and Subsidiaries

Pro Forma Consolidated Balance Sheets (Unaudited)

As of December 31, 2012

	As Reported	Adjustments	Notes	Pro forma
Assets
Current assets
Cash & cash equivalents	$15,130	$530	A	$15,660
Customer accounts receivable	678	(652)	B	26
Restricted cash	52	—		52
Prepaid expenses and other current assets	590	(269)	B	321
Property held for sale	3,654	—		3,654
Current assets of discontinued operations	791	—		791

Total current assets	20,895	(391)		20,504

Property and equipment, net	601	(110)	B	491
Other long term assets	100	(63)	B	37
Restricted cash, long term	343	(343)	B	—
Noncurrent assets of discontinued operations	1,940	—		1,940

Total assets	$23,879	$(907)		$22,972

Liabilities and Stockholders’ Equity
Current liabilities
Trade accounts payable	$2,284	$(976)	B	$1,308
Accrued expenses	1,841	(1,330)	B	511
Accrued compensation	1,905	(477)	B	1,428
Deferred revenue	536	—		536
Deferred compensation	616	—		616
Other current liabilities	57	(12)	B	45
Current liabilities of discontinued operations	3,527	—		3,527

Total current liabilities	10,766	(2,795)		7,971

Long term liabilities
Convertible notes payable	3,413	—		3,413
Derivative liability	906	—		906
Deferred compensation	1,529	(868)	B	661
Other long term liabilities	196	(55)	B	141
Noncurrent liabilities of discontinued operations	448	—		448

Total liabilities	17,258	(3,718)		13,540

Stockholders’ equity:

Preferred stock, $.001 par value, 10,000,000 shares authorized
Common stock, $.001 par value, 75,000,000 shares authorized, 29,937,669 and 21,347,986 issued and outstanding at December 31, 2012 and 2011, respectively	30	(3)	C	27
Additional paid-in-capital	257,078	(8,764)	C	248,314
Accumulated other comprehensive income	641	(641)	D	—
Accumulated deficit	(251,128)	12,219	E	(238,909)

Total stockholders’ equity	6,621	2,811		9,432

Total liabilities and stockholders’ equity	$23,879	$(907)		$22,972

Apricus Biosciences, Inc. and Subsidiaries

Pro Forma Consolidated Statements of Operations (Unaudited)

For the Year Ended December 31, 2012

	As Reported	Adjustments	Notes	Pro forma
License fee revenue	$4,276	$—		$4,276
Product sales	494	(23)	F	471
Contract service revenue	3,646	(2,947)	F	699

Total revenue	8,416	(2,970)		5,446
Cost of product sales	324	(10)	G	314
Cost of service revenue	4,230	(3,870)	G	360

Gross profit	3,862	910		4,772

Costs and expenses
Research and development	5,375	—		5,375
General and administrative	15,377	(2,575)	H	12,802
Loss (recovery) on sale of Bio-Quant subsidiary	(250)	—		(250)
Impairment of goodwill and intangible assets	8,254	(8,254)	I	—

Total costs and expenses	28,756	(10,829)		17,927

				—

Loss from continuing operations before other income	(24,894)	11,739		(13,155)

Other income (expense)
Interest expense, net	(325)	(20)	J	(345)
Rental income	461	(5)	K	456
Other income (expense), net	(286)	—		(286)

Total other income (expense)	(150)	(25)		(175)

Loss from continuing operations before income taxes	$(25,044)	$11,714		$(13,330)

Income tax expense	(516)	516	L	—

Effect of Foreign currency		(11)	M	(11)

Loss from continuing operations	$(25,560)	$12,219		$(13,341)

Basic and diluted loss per common share
Loss from continuing operations	$(0.93)			$(0.53)

Weighted average common shares outstanding used for basic and diluted loss per share	27,458,184	2,488,429		24,969,755

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